Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Energy and Technology, Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George M. Sfeir, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending March 31, 2016, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in such Quarterly Report on Form 10-Q for the period ending March 31, 2016, fairly presents, in all material respects, the financial condition and results of operations of Energy and Technology, Corp.

ENERGY & TECHNOLOGY, CORP.

Date: May 16, 2016	By:	/s/ George M. Sfeir
George M. Sfeir
Chief Executive Officer,